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                                                                    Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY


Subsidiary                          State of Incorporation
----------                          ----------------------

CDP Investments, Inc.                    Delaware

CDP Holdings Corp.                       Delaware

Centocor Diagnostics of                  Pennsylvania
  Pennsylvania, Inc.